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EXHIBIT 23.1.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated July 21, 1995. We also consent to the reference to us under the headings "Experts" in such Prospectus.



/s/ PRICEWATERHOUSECOOPERS LLP


Boston, MA
January 14, 1999